SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549


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                              FORM 8-K


                           CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 24, 2004


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                 Galaxy Championship Wrestling.
                   (Exact name of Small Business Issuer in its charter)

NEVADA                       000-50274            88-0472860
 (State or other jurisdiction of           Commission                  (I.R.S. Employer
  incorporation or organization            File Number                 Identification No.)

7341 W. Charleston Boulevard
Suite 140
Las Vegas, NV                                     89117
 (Address of principal executive offices)                             (Zip Code)

       Registrant's Telephone number, including area code:
                       702-338-6109


                       NOT APPLICABLE
                     -------------------
            (Former name or former address, if changed since last report)




Item 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

 (a) On May 24, 2004, based upon the recommendation of and approval by our board of directors, Galaxy Championship Wrestling, Inc. (the "Company") dismissed Beckstead & Watts, LLP ("Beckstead & Watts") as its independent auditor and engaged Braverman & Co., P.C. to serve as its independent auditor for the fiscal year ending December 31, 2004. Beckstead & Watts' reports on the Company's financial statements for each of the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, however, the audit reports contained going concern qualifications.

During the years ended December 31, 2003 and 2002, there were no disagreements with Beckstead & Watts on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Beckstead & Watts' satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company's financial statements for such years.

In addition, the Company believes there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.
The Company has provided Beckstead & Watts with a copy of the foregoing statements and requested that Beckstead & Watts provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of Beckstead &
Watts' letter, dated              , 2004, is filed as Exhibit 16 to
this Current Report on Form 8-K.


(b) On May 24, 2002, the board of directors of Galaxy Championship Wrestling, Inc. engaged the accounting firm of Braverman & Co., P.C. as principal accountants of Galaxy Championship Wrestling, Inc. for the fiscal year ended December 31, 2004. Galaxy Championship Wrestling, Inc. has not consulted Braverman & Co., P.C. during Galaxy Championship Wrestling, Inc.'s two most recent fiscal years.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

               16   Letter regarding change in certifying accountant
from Beckstead & Watts, LLP to the Securities Exchange Commission.







Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Championship Wrestling, Inc.


Date:   June 1, 2004
Camila Maz
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Camila Maz
President